Calculation of Filing Fee Tables
S-3
SOUTHERN CO
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	The Southern Company Common Stock	457(a)	5,000,000	$ 91.825	$ 459,125,000.00	0.000087	$ 39,943.88
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Equity	The Southern Company Common Stock	415(a)(6)	6,961,860		$ 412,002,874.80			S-3	333-277137	02/16/2024	$ 44,949.51
			Total Offering Amounts:				$ 871,127,874.80		$ 39,943.88
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 39,943.88
Offering Note
[1]	Pursuant to Rule 457(c), the "Proposed Maximum Offering Price Per Unit" is based upon the average of the high and low prices paid for a share of Common Stock (the "Common Stock") of The Southern Company (the "Company") on November 6, 2026, as reported in the New York Stock Exchange consolidated reporting system, and are used solely for the purpose of calculating the registration fee.

[2]	The Company previously filed a Registration Statement on Form S-3 (File No. 333-277137) (the "Prior Registration Statement"), which registered 11,582,905 shares of Common Stock, 6,961,860 of which remain unsold (the "Unsold Securities"). Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the Registration Statement to which this Calculation of Filing Fee Table is attached (the "Registration Statement") includes the Unsold Securities. The Unsold Securities were originally registered on the Registration Statement on Form S-3 (File No. 333-253291) with an associated filing fee of $44,949.51. The Company is continuing to apply such filing fee to the Unsold Securities. In accordance with Rule 415(a)(6), the offering of securities registered under the Prior Registration Statement will be terminated as of the date of effectiveness of the Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date